Exhibit 23

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44826 and 33-49881) of NationsBank Corporation and the Prospectuses constituting part of the Registration Statements on Form S-4 (Nos. 33-43125 and Post-Effective Amendment No. 1 thereto) of NationsBank Corporation and the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-91958; 2-73761; 2-80406 and Post-Effective Amendments No. 1, 2, 3,
and 4 thereto; No. 33-43125 and Post-Effective Amendment No. 1 thereto, originally filed on Form S-4 (No. 33-43125), No. 33-45279 and No. 33-48883)
of NationsBank Corporation of our report dated January 14, 1994, which appears on page 57 of the 1993 Annual Report to Shareholders of NationsBank Corporation, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

(signature appears here, see appendix)

PRICE WATERHOUSE

Charlotte, North Carolina
March 30, 1994